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               SIXTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                               AND LOAN DOCUMENTS


THIS SIXTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS (this "Amendment"), dated as of December 29, 1999, is between NATIONAL BANK OF CANADA, a Canadian chartered bank ("Lender"), and CET ENVIRONMENTAL SERVICES, INC., a California corporation ("Borrower").

                                    Recitals

A. Lender and Borrower entered into a Loan and Security Agreement dated May 29, 1997, as amended by the first through fifteenth amendments (as amended, the "Loan Agreement"). Defined terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement (as amended).

B.       The Loans are secured by the Collateral.

C. Under the Fourteenth and Fifteenth Amendments to Loan Agreement, Borrower was required to make a payment on December 26, 1999 in connection with a permanent reduction in the Maximum Loan Availability. Borrower has failed to make such payment and such failure constitutes an Event of Default (the "Payment Default").

E. Borrower has requested that Lender waive the Payment Default and modify the Set Reduction Amount and extend the Maturity Date and Lender has agreed to do so subject to the terms and conditions set forth herein.


                                   Agreement


IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1. Waiver of Payment Default. Subject to Borrower's performance of all of the obligations hereunder and under the Loan Agreement, including without limitation, the payment of all amounts due under the Loan Agreement, including without limitation the amounts described in paragraph 2(c) below, Lender agrees to waive the Payment Default; on the conditions that: (a) if Borrower fails to perform any of its obligations, Lender's waiver shall be null and void and of no force and effect whatsoever; (b) Lender is not waiving any other defaults or Events of Default that may have occurred or may hereinafter occur, and
         (c) Lender's waiver of the Payment Default or any other defaults or failure to or delay in exercising any rights or remedies shall not be deemed a waiver of any subsequent Event of Default or a waiver of its right to execute its rights or remedies at any time.



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2.       Loan Amount Modification.

         (a) Section 1 of the Loan Agreement is hereby amended by amending and restating Section 1(u) of the Loan Agreement to read as follows:

                  1(u)     "Maximum Loan Availability" shall mean the lesser of
                           (a) $l,500,000 minus the Required Reductions or (b) the Revolving Loan Availability, minus (a) the aggregate undrawn face amount of all Letters of Credit and (b) the aggregate amount of all Revolver Reductions.

         (b) Section 1 of the Loan Agreement is hereby amended by amending and restating Section 1(hh) of the Loan Agreement (added pursuant to the Fourteenth Amendment) to read as follows:

                  1(hh) "Required Reductions" shall mean the sum of (a) the Set Reduction Amount, plus (b) the Collection Reduction Amount.

         (c) Section 1 of the Loan Agreement is hereby further amended by amending and restating Section 1 (ii) of the Loan Agreement (added pursuant to the Fourteenth Amendment) to read as follows:

                  1(ii) "Set Reduction Amount" shall mean the following amounts commencing on the initial dates and continuing during the periods opposite such figures:



                 ------------------------------------- ----------
                 December 29, 1999 through               $250,000
                 January 6, 2000
                 ------------------------------------- ----------
                 January 7, 2000 through                 $750,000
                 January 13, 2000
                 ------------------------------------- ----------
                 January 14, 2000 through              $1,000,000
                 January 20, 2000
                 ------------------------------------- ----------
                 January 21, 2000 through              $1,300,000
                 January 27, 2000
                 ------------------------------------- ----------


         (c) Section 1 of the Loan Agreement is hereby further amended by amending and restating Section 1(jj) of the Loan Agreement (added pursuant to the Fourteenth Amendment) to read as follows:



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                  1(jj)    "Collection Reduction Amount" shall mean an amount
                           equal to 20% of the amount of Accounts collected or payments received on Accounts from December 29, 1999 up to and including the business days prior to the date such amount is determined.

         (d) Borrower acknowledges that the purpose of the Required Reductions and Revolving Reductions is to cause the Revolving Loan to be fully repaid on or before January 28, 2000. Accordingly, the definition of "Maturity Date" set forth in
                  Section 1(t) of the Loan Agreement is amended in its entity to read as follows:

                  "Maturity Date" shall mean the earlier of (a) the date the Liabilities are accelerated pursuant to Section 14 or (b) January 28, 2000.

         (c) Borrower acknowledges that on each date that there is a decrease in the Maximum Loan Availability as a result of an increase in the Set Reduction Amount, the Collection Reduction Amount or the Revolver Reduction Amount, Borrower must repay the amount by which the outstanding amount of the Revolving Loan exceeds the revised Maximum Loan Availability, including without limitation as a result of the increases in the Set Reduction Amount which takes place on December 30, 1999, January 7, 2000, January 14, 2000, and January 21, 2000, and acknowledges that payments are due on such dates.

         (d) Borrower agrees that the Borrower's failure to pay any amounts due under the Loan Agreement, including without limitation, any amounts described in paragraph 2(c) above shall constitute an Event of Default under the Loan Agreement and Lender shall be entitled to exercise all remedies in connection therewith.

3. Assignment of Claims. As a condition of Lender's waiver of the Defaults, Borrower agrees, immediately upon request of Lender to execute all assignments, confirmations and other agreements necessary to comply with the Assignment of Claims Act with respect to Contract numbers DACA45-97-D0022, F04699-D-0024, and F41624-97-D-8010 and any
         other contracts requested by Lender.

4.       Loan Documents.

         a. Lender and Borrower agree that any and all notes or other documents executed in connection with the Loans (collectively, the "Loan Documents") are hereby amended to reflect the amendments set forth herein and that no further amendments to any Loan Documents are required to reflect the foregoing.



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         b.       All references in any document to the Loan Agreement or any other Loan Document shall refer to the Loan Agreement or such Loan Document as amended pursuant to this Amendment.


5. Amendment Fee. As a condition to Lender's performing its obligations under this Amendment, Borrower shall pay to Lender an amendment fee equal to $15,000 payable immediately upon the execution of this Amendment. Such amendment fee shall be fully earned as of the date hereof, but $10,000 of such fee will be refunded to Borrower upon payment in full of the Loan and all other amounts due Lender on or prior to January 28, 2000.

6. Representations and Warranties. Borrower hereby certifies to the Lender that as of the date of this Amendment (taking into consideration the transactions contemplated by this Amendment), all of Borrower's representations and warranties contained in the Loan Agreement and all Loan Documents are true, accurate and complete in all material respects, and no Event of Default (other than the Defaults) or event that with notice or the passage of time or both would constitute an Event of Default has occurred under the Loan Agreement or any Loan Document. Without limiting the generality of the foregoing, Borrower represents and warrants that the execution and delivery of this Amendment has been authorized by all necessary action on the part of Borrower, that the person executing this Amendment on behalf of Borrower is duly authorized to do so and that this Amendment constitutes the legal, valid, binding and enforceable obligation of Borrower.


7. Additional Documents. Borrower shall execute and deliver to Lender at any time and from time to time such additional amendments to the Loan Agreement and the Loan Documents as the Lender may request to confirm and carry out the transactions contemplated hereby or to confirm, correct and clarify the security for the Loan.

8. Continuation of the Loan Agreement, Etc. Except as specified in this Amendment, the provisions of the Loan Agreement and the Loan Documents (as previously amended) shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Loan Agreement or the Loan Documents (as previously amended), the terms of this Amendment shall control.

9.       Miscellaneous.

         a. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

         b This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.



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         c.       This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

         d. This Amendment constitutes the entire agreement between Borrower and the Lender concerning the subject matter of this Amendment and supercedes the Forbearance Letter, which Forbearance Letter is no longer of any force or effect. This Amendment may not be amended or modified orally, but only by a written agreement executed by Borrower and the Lender and designated as an amendment or modification of the Loan Agreement as amended by this Amendment.

EXECUTED as of the date first set forth above.

                                       BORROWER

                                       CET ENVIRONMENTAL SERVICES,
                                       INC., a California corporation


                                       By: /s/ DALE W. BLECK
                                          --------------------------------------
                                       Name: Dale W. Bleck
                                            ------------------------------------
                                       Title: CFO
                                             -----------------------------------

                                       LENDER:

                                       NATIONAL BANK OF CANADA, a
                                       Canadian chartered bank


                                       By:
                                          --------------------------------------
                                          Allen C. Balk
                                          Vice President


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



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